Form N-SAR

Sub Item 77E
Legal Proceedings
2-34393, 811-1879

     Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Investment Fund Semiannual Reports to Shareholders, filed on Form N-CSR on June 27, 2008, accession number 0001035704-08-000298 (File No. 2-34393).